UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Russell Exchange Traded Funds Trust

 (Exact name of registrant as specified in its charter)

State of Delaware (State of incorporation or organization)	45-6243368 (I.R.S. Employer Identification No.)
1301 Second Avenue Seattle, WA (Address of principal executive offices)	98101 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of exchange on which each class is to be registered
Russell Aggressive Growth ETF	NYSE Arca, Inc.
Russell Consistent Growth ETF	NYSE Arca, Inc.
Russell Growth at a Reasonable Price ETF	NYSE Arca, Inc.
Russell Contrarian ETF	NYSE Arca, Inc.
Russell Equity Income ETF	NYSE Arca, Inc.
Russell Low P/E ETF	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   [   ]

Securities Act registration statement file number to which this form relates:   333-160877

Securities to be registered pursuant to Section 12(g) of the Exchange Act:  None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered:

Reference is made to Post-Effective Amendment No. 8 to the Registrant's Registration Statement on Form N-1A (File Nos. 333-160877 and 811-22320), as filed with the U.S. Securities and Exchange Commission ("SEC") via EDGAR Accession No. 0001193125-11-139753 on May 13, 2011, which is incorporated herein by reference.  Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits

1. Registrant's Certificate of Trust, incorporated herein by reference to Exhibit (a)(1) of the Registrant's Initial Registration Statement on Form N-1A (File Nos. 333-160877 and 811-22320), as filed with the U.S. Securities and Exchange Commission (the "SEC") via EDGAR Accession No. 0000950123-09-027054 on July 29, 2009.

2.  Certificate of Amendment dated April 14, 2011 to the Certificate of Trust, incorporated therein by reference to Exhibit (a)(2) of the Registrant's Post-Effective Amendment No. 5 to the Registrant's Registration Statement on Form N-1A (File Nos. 333-160877 and 811-22320), as filed with the SEC via EDGAR Accession No. 0001193125-11-117714 on April 29, 2011.

3. Registrant's Agreement and Declaration of Trust is incorporated herein by reference to Exhibit (a)(2) of the Registrant's Initial Registration Statement on Form N-1A (File Nos. 333-160877 and 811-22320), as filed with the SEC via EDGAR Accession No. 0000950123-09-027054 on July 29, 2009.

4. Registrant's Amended and Restated By-Laws are incorporated herein by reference to Exhibit (b) of the Post-Effective Amendment No. 8 to Registrant's Registration Statement on Form N-1A (File Nos. 333-160877 and 811-22320), as filed with the SEC via EDGAR Accession No. 0001193125-11-139753 on May 13, 2011.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 13, 2011	Russell Exchange Traded Funds Trust By: James G. Polisson James G. Polisson President